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EXHIBIT 15

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries

We have reviewed the accompanying condensed consolidated balance sheet of NCS HealthCare, Inc. and subsidiaries (the Company) as of December 31, 1996, and the related condensed consolidated statements of income for the three-month and six-month periods ended December 31, 1996 and 1995, and the condensed consolidated statements of cash flows for the six-month periods ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of NCS HealthCare, Inc. and subsidiaries as of June 30, 1996, and the consolidated statements of income, stockholders' equity and cash flows for the year then ended, not presented herein, and in our report dated August 2, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of June 30, 1996 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




Cleveland, Ohio                                  /s/   Ernst & Young LLP
February 14, 1997



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